Exhibit 99.2

JACK IN THE BOX INC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On December 5, 2021, Jack in the Box Inc. (the “Company” or “Jack in the Box”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Del Taco Restaurants, Inc., a publicly traded Delaware corporation (“Del Taco”). On March 8, 2022 (the “Closing” or the “Closing Date”), Jack in the Box purchased all of the outstanding equity interest in Del Taco through the merger of a wholly owned subsidiary of the Company (“Merger Sub”) with and into Del Taco (the “Merger”), with Del Taco surviving the Merger as a wholly owned subsidiary of Jack in the Box.

Each share of Del Taco common stock issued and outstanding as of the Closing (except for certain exceptions outlined in the Merger Agreement) was converted into the right to receive $12.51 in cash without interest (the “Merger Consideration”), less any applicable withholding taxes. Additionally, in connection with the Merger, each Del Taco equity award granted under Del Taco’s equity compensation plans was either (i) converted into the right to receive Merger Consideration or (ii) converted into equity awards with respect to Jack in the Box common stock. See “Treatment of Del Taco’s Historical Stock-Based Compensation as a result of the Merger” below for an explanation of the treatment of the Del Taco equity awards in connection with the Merger.

The aggregate purchase consideration is $593.3 million, which is primarily comprised of Merger Consideration paid to selling shareholders, cash paid to settle Del Taco’s existing debt and cash paid to fund seller transaction costs. In connection with the Merger, the Company entered into certain debt financing transactions, including issuing fixed senior notes, a variable funding senior note and a revolving credit facility (collectively, the “Debt Financing”). See “Description of the Debt Financing” below for an explanation of the Debt Financing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of January 23, 2022 gives effect to the Debt Financing and the Merger as if those transactions had been completed on January 23, 2022 and combines the unaudited condensed consolidated balance sheet of Jack in the Box as of January 23, 2022 with the audited consolidated balance sheet of Del Taco as of December 28, 2021.

The unaudited pro forma condensed combined statements of earnings (loss) for the fiscal year ended October 3, 2021 and the sixteen weeks ended January 23, 2022 give effect to the Debt Financing and the Merger as if they had occurred on September 28, 2020, the first day of the Company’s fiscal year 2021 and the beginning of the Company’s annual period presented. The unaudited pro forma condensed combined statement of earnings (loss) for the fiscal year ended October 3, 2021 combines the audited consolidated statement of earnings (loss) of Jack in the Box for the fiscal year ended October 3, 2021 and Del Taco’s unaudited consolidated statements of comprehensive income (loss) for the sixteen weeks ended December 29, 2020 and for the thirty-six weeks ended September 7, 2021. The unaudited pro forma condensed combined statement of earnings (loss) for the sixteen weeks ended January 23, 2022 combines the unaudited condensed consolidated statement of earnings (loss) of Jack in the Box for the sixteen weeks ended January 23, 2022 with Del Taco’s unaudited consolidated statement of comprehensive income (loss) for the sixteen weeks ended December 28, 2021.

Jack in the Box has a fiscal year consisting of 52 or 53 weeks, ending on the Sunday closest to September 30. By contrast, the fiscal year for Del Taco ends on the Tuesday closest to December 31. Regulation S-X, Rule 11-02(c)(3) allows the combination of financial information for pro forma reporting purposes for companies if their fiscal years end within 93 days of each other. As such, Del Taco’s historical results in the unaudited pro forma condensed combined financial information are derived from Del Taco’s (i) unaudited consolidated statement of comprehensive income (loss) for the fifty-two weeks ended September 7, 2021 (which was prepared by taking the unaudited consolidated statement of comprehensive income (loss) for the sixteen weeks ended December 29, 2020 and adding the unaudited consolidated statement of comprehensive income (loss) for the thirty-six weeks ended September 7, 2021), (ii) unaudited consolidated statement of comprehensive income (loss) for the sixteen weeks ended December 28, 2021 (which was prepared by taking the audited consolidated statement of comprehensive income (loss) for the fifty-two weeks ended December 28, 2021 and subtracting the unaudited consolidated statement of comprehensive income (loss) for the thirty-six weeks ended September 7, 2021) and (iii) audited consolidated balance sheet as of December 28, 2021. The fiscal year 2021 includes 53 weeks for Jack in the Box and 52 weeks for Del Taco’s comparable fiscal year.

The historical financial statements of Jack in the Box and Del Taco have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments, which are necessary to account for the Debt Financing and the Merger in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with:

●
The separate audited consolidated financial statements of Jack in the Box as of and for the fiscal year ended October 3, 2021 and the related notes, included in Jack in the Box’s Annual Report on Form 10-K for the fiscal year ended October 3, 2021;

●
The separate unaudited condensed consolidated financial statements of Jack in the Box as of and for the sixteen weeks ended January 23, 2022 and the related notes, included in Jack in the Box’s Quarterly Report on Form 10-Q for the period ended January 23, 2022;

●
The separate audited consolidated financial statements of Del Taco as of and for the fiscal year ended December 28, 2021 and the related notes, included in Del Taco’s Annual Report on Form 10-K for the fiscal year ended December 28, 2021;

●
The separate unaudited consolidated financial statements of Del Taco as of and for the thirty-six weeks ended September 7, 2021 and the related notes, included in Del Taco’s Quarterly Report on Form 10-Q for the period ended September 7, 2021; and

●
The separate unaudited consolidated statements of comprehensive income (loss) of Del Taco for the sixteen weeks ended December 29, 2020, included in Exhibit 99.1 of Del Taco’s Current Report on Form 8-K dated March 8, 2021.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the Debt Financing and the Merger occurred at an earlier date or on the dates assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information. Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

Description of the Debt Financing

As part of the Debt Financing, the Company’s wholly owned indirect subsidiary, Jack in the Box Funding, LLC (the “Master Issuer”), completed a privately placed securitization transaction and issued $550 million of Series 2022-1 3.445% Fixed Rate Senior Secured Notes, Class A-2-I (the "Class A-2-I Notes") and $550 million of Series 2022-1 4.136% Fixed Rate Senior Secured Notes, Class A-2-II (the "Class A-2-II Notes" and, together with the Class A-2-I Notes, the "Class A-2 Notes"). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility of Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (the “Variable Funding Notes”), which allows for the drawing of up to $150 million under the Variable Funding Notes, which include certain instruments, including a letter of credit facility.

Additionally, in connection with the Merger, Jack in the Box repaid Del Taco's existing debt of approximately $115.2 million related to a senior credit facility and Del Taco entered into a new senior credit facility on the Closing Date (the “Del Taco Revolver”). Del Taco’s new senior credit facility is used for day-to-day business operations. The Class A-2 Notes, the Variable Funding Notes and the Del Taco Revolver are referred to collectively as the “Debt Financing.”

The closing of the Merger was not subject to any financing conditions and the Company’s obligation to pay the purchase price was supported by $1.15 billion in Class A-2 Notes and Variable Funding Notes and by the Company’s cash and marketable securities on hand. The Company used the net proceeds from the Class A-2 Notes and the Variable Funding Notes to repay the outstanding principal amount of the Master Issuer’s Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2019-1 Class A-2-I Notes”), together with the applicable make-whole prepayment premium on the Series 2019-1 Class A-2-I Notes and any accrued and unpaid interest on such Series 2019-1 Class A-2-I Notes, to fund a portion of the cash purchase price for the Merger, to pay acquisition-related fees and expenses, and for general corporate purposes.

The unaudited pro forma condensed combined financial information give effect to the settlement of existing debt and issuance of new debt under the Debt Financing.

Treatment of Del Taco’s Historical Stock-Based Compensation as a result of the Merger

Per the terms of the original employment agreements and per the Merger Agreement, each Del Taco equity award granted under Del Taco’s equity compensation plans (other than restricted stock awards granted in 2019 and 2021 to certain executive officers of Del Taco and out-of-the money non-qualified stock options) automatically accelerated, became fully vested and were converted into the right to receive Merger Consideration for each share of Del Taco common stock subject to such award (and in the case of stock options, less the applicable per share exercise price of such option).

Restricted stock awards granted in 2019 and 2021 to certain executive officers of Del Taco did not become fully vested. Instead, such awards were converted into restricted stock awards with respect to Jack in the Box common stock. The number of shares of Del Taco common stock underlying such awards was adjusted to be equal to an aggregate of 21,152 shares of Jack in the Box common stock, based on an exchange ratio calculated by dividing $12.51 by $79.17, which was the closing per share price of Jack in the Box common stock on the trading day immediately preceding the closing date of the Merger. Such awards will be subject to fully accelerated vesting upon a termination of the holder’s employment with Jack in the Box (or an affiliate) without “cause” (as such term is defined in the holder’s employment or services agreement).

Therefore, at the Closing Date, qualifying awards associated with Del Taco’s historical stock-based compensation plan fully vested due to a change in control, which included Del Taco’s in-the-money non-qualified stock options (“options”), restricted stock unit awards with performance-based vesting conditions (“RSUs”) and accelerating restricted stock awards (“RSAs”). Additionally, the non-accelerating restricted stock awards (“non-accelerating RSAs”) under Del Taco’s historical stock-based compensation plan that were not subject to accelerated vesting were exchanged for replacement awards of the Company with the same conditions and provisions as the original awards. Immediately following the Merger, these replacement awards were modified to accelerate the remaining vesting period to be one year following the Closing Date, other than the awards already scheduled to vest on June 30, 2022. The portion of the fair value of the replacement awards associated with pre-acquisition service of Del Taco’s employees represented a component of the total purchase consideration. The remaining fair value of these replacement awards are subject to the recipients’ continued service and thus were excluded from the purchase price. The awards which are subject to continued service will be recognized ratably as stock-based compensation expense over the requisite service period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of January 23, 2022
($ in thousands, except share and per share data)

	Jack in the Box as of January 23, 2022	Del Taco as of December 28, 2021 Note 2(a)	Policy Alignment Adjustment	(Note 2)	Transaction Accounting Adjustments – Financing	(Note 4)	Transaction Accounting Adjustments – Acquisition	(Note 4)	Pro Forma Combined
	Historical	Reclassed
ASSETS
Current assets:
Cash	$70,207	$5,078	$-		$566,838	(a)	$(592,865)	(a)	$49,259
Restricted Cash	18,259	-	-		(5,243)	(a)	-		13,016
Accounts and other receivables, net	55,220	4,430	-		-		-		59,650
Inventories	2,686	3,091	-		-		-		5,777
Prepaid expenses	10,073	2,841	-		-		(11)	(j)	12,903
Current assets held for sale	1,881	-	-		-		-		1,881
Other current assets	4,230	124	-		-		-		4,354
Total current assets	162,556	15,564	-		561,596		(592,876)		146,840
Property and equipment:
Property and equipment, at cost	1,127,989	270,995	-		-		(120,178)	(c)	1,278,806
Less accumulated depreciation and amortization	(813,346)	(124,798)	-		-		124,798	(c)	(813,346)
Property and equipment, net	314,643	146,196	-		-		4,620	(c)	465,460
Other Assets:
Operating lease right of use	956,068	233,960	-		-		115,529	(j)	1,305,557
Intangible assets, net	403	8,508	-		-		3,863	(b)	12,774
Trademarks	-	208,400	-		-		75,100	(b)	283,500
Goodwill	48,047	108,979	-		-		173,868	(d)	330,894
Deferred tax assets	48,339	-	-		-		(48,339)	(k)	-
Other assets, net	228,540	6,248	-		(985)	(f) (g)	(1,576)	(m)	232,227
Total other assets	1,281,397	566,095	-		(985)		318,445		2,164,953
	$1,758,596	$727,856	$-		$560,611		$(269,810)		$2,777,252

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of January 23, 2022
($ in thousands, except share and per share data)

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$914	$35	$-		$29,750	(f)	$(13)	(j)	$30,686
Current operating lease liabilities	150,089	24,328	-		-		(2,327)	(j)	172,090
Accounts payable	22,461	18,930	-		-		-		41,391
Accrued liabilities	104,450	61,009	(213)	(d)	(4,027)	(g)	4,270	(a) (g) (i)	165,488
Total current liabilities	277,914	104,302	(213)		25,723		1,929		409,655
Long-term liabilities:
Long-term debt, net of current maturities	1,274,772	106,649	-		543,971	(f) (g)	(106,295)	(g) (j)	1,819,097
Long-term operating lease liabilities, net of current portion	841,957	239,476	-		-		63,213	(j)	1,144,646
Deferred tax liabilities	-	59,726	-				(13,938)	(e) (k)	45,788
Other long-term liabilities	150,017	7,983	-		-		5,076	(l)	163,076
Total long-term liabilities	2,266,746	413,834	-		543,971		(51,944)		3,172,607
Shareholders' deficit:
Preferred stock	-	-	-		-		-		-
Common stock	826	4	-		-		(4)	(h)	826
Capital in excess of par value	501,570	324,957	-		-		(324,957)	(h)	501,570
Retained earnings (Accumulated deficit)	1,794,362	(115,241)	213	(d)	(9,083)	(f) (g)	105,166	(a) (h) (i)	1,775,416
Accumulated other comprehensive loss	(73,516)	-	-		-		-		(73,516)
Treasury stock, at cost	(3,009,306)	-	-		-		-		(3,009,306)
Total stockholders’ (deficit) equity	(786,064)	209,720	213		(9,083)		(219,795)		(805,010)
	$1,758,596	$727,856	$-		$560,611		$(269,810)		$2,777,252

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)
For the Sixteen Weeks Ended January 23, 2022
($ in thousands, except share and per share data)

	Jack in the Box Sixteen Weeks Ended January 23, 2022	Del Taco Sixteen Weeks Ended December 28, 2021 Note 2(b)	Policy Alignment Adjustment	(Note 2)	Transaction Accounting Adjustments – Financing	(Note 5)	Transaction Accounting Adjustments – Acquisition	(Note 5)	Pro Forma Combined
	Historical	Reclassed
Revenues:
Company restaurant sales	$120,056	$147,140	$-		$-		$-		$267,196
Franchise rental revenues	103,099	2,282	-		-		104	(e)	105,486
Franchise royalties and other	60,755	6,777	-		-		-		67,532
Franchise contributions for advertising and other services	60,801	5,972	-		-		-		66,773
	344,711	162,172	-		-		104		506,987
Operating costs and expenses, net:
Food and packaging	37,537	39,365	-		-		-		76,902
Payroll and employee benefits	39,725	50,668	-		-		-		90,393
Occupancy and other	20,877	29,288	-		-		882	(a)	51,046
Franchise occupancy expenses	63,983	2,192	-		-		(146)	(a)	66,030
Franchise support and other costs	3,911	450	-		-		-		4,361
Franchise advertising and other services expenses	63,308	5,947	-		-		-		69,255
Selling, general and administrative expenses	25,339	22,796	(214)	(d)	-		240	(a)	48,161
Depreciation and amortization	12,496	7,614	-		-		(2,107)	(a)	18,003
Other operating expenses (income), net	3,843	12,456	-		-		177	(a)	16,476
Gains on the sale of company-operated restaurants	(48)	-	-		-		-		(48)
	270,971	170,776	(214)		-		(954)		440,579

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)
For the Sixteen Weeks Ended January 23, 2022
($ in thousands, except share and per share data)

Earnings (loss) from operations	73,740	(8,604)	214	-		1,058		66,408
Other pension and post-retirement expenses, net	93	-	-	-		-		93
Interest expense, net	20,187	816	-	5,473	(b)	-		26,476
Earnings (loss) before income taxes	53,460	(9,420)	214	(5,473)		1,058		39,839
Income taxes (benefit)	14,190	(2,669)	-	(1,437)	(c)	334	(c)	10,418
Net earnings (loss)	$39,270	$(6,751)	$214	$(4,035)		$724		$29,422

Earnings (loss) per share:
Basic (d)	$1.85							$1.39
Diluted (d)	$1.85							$1.38

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)
For the Year Ended October 3, 2021
($ in thousands, except share and per share data)

	Jack in the Box Year Ended October 3, 2021	Del Taco Year Ended September 7, 2021 Note 2(c)	Policy Alignment Adjustment	(Note 2)	Transaction Accounting Adjustments – Financing	(Note 5)	Transaction Accounting Adjustments – Acquisition	(Note 5)	Pro Forma Combined
	Historical	Reclassed
Revenues:
Company restaurant sales	$387,766	$470,252	$-		$-		$-		$858,018
Franchise rental revenues	346,634	7,370	-		-		339	(e)	354,343
Franchise royalties and other	204,725	21,731	-		-		-		226,456
Franchise contributions for advertising and other services	204,545	21,003	-		-		-		225,548
	1,143,670	520,357	-		-		339		1,664,365
Operating costs and expenses, net:	-	-	-		-		-		-
Food and packaging	113,006	122,621	-		-		-		235,627
Payroll and employee benefits	119,033	157,004	-		-		-		276,037
Occupancy and other	61,743	92,202	-		-		3,293	(a)	157,238
Franchise occupancy expenses	214,913	7,055	-		-		(498)	(a)	221,470
Franchise support and other costs	13,052	1,461	-		-		-		14,513
Franchise advertising and other services expenses	210,328	21,093	-		-		-		231,421
Selling, general and administrative expenses	82,734	65,505	1	(d)	-		8,203	(a)	156,444
Depreciation and amortization	46,500	24,328	-		-		(6,429)	(a)	64,400
Impairment and other (gains) charges, net	(3,382)	-	-		-		19,684	(a)	16,302
Other operating expenses (income), net	-	787	-		-		645	(a)	1,433
Gains on the sale of company-operated restaurants	(4,203)	-	-		-		-		(4,203)
	853,724	492,057	1		-		24,899		1,370,681

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)
For the Year Ended October 3, 2021
($ in thousands, except share and per share data)

Earnings (loss) from operations	289,946	28,300	(1)	-		(24,560)		293,684
Other pension and post-retirement expenses, net	881	-	-	-		-		881
Interest expense, net	67,458	3,198	-	26,714	(b)	-		97,370
Earnings (loss) before income taxes	221,607	25,101	(1)	(26,714)		(24,560)		195,433
Income taxes (benefit)	55,852	5,120	-	(7,017)	(c)	(4,955)	(c)	49,000
Net earnings (loss)	$165,755	$19,981	$(1)	$(19,697)		$(19,605)		$146,433

Earnings per share:
Basic (d)	$7.40							$6.53
Diluted (d)	$7.37							$6.51

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Jack in the Box’s and Del Taco’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the presentation of Del Taco’s financial statements with those of Jack in the Box. Jack in the Box has evaluated Del Taco’s accounting policies. With the information currently available, Jack in the Box has determined that there are adjustments necessary to conform Del Taco’s financial statements to the accounting policies used by Jack in the Box (see Note 2 - Jack in the Box and Del Taco Accounting Policy Alignment and Reclassification Adjustments).
The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions regarding certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, income taxes, and goodwill are subject to change as the Company obtains additional information during the measurement period (up to one year from the acquisition date). Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Merger are accurate, new information may be obtained about facts and circumstances that existed as of the date of the Merger during the twelve-month period following the Merger which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.
Total nonrecurring acquisition-related costs incurred after January 23, 2022 related to the Merger of $19.7 million, including $9.2 million related to pre-acquisition costs of Del Taco, are included within the unaudited pro forma condensed combined statement of earnings (loss). The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger.
The unaudited pro forma condensed combined balance sheet as of January 23, 2022, the unaudited pro forma condensed combined statement of earnings (loss) for the year ended October 3, 2021 and the unaudited pro forma condensed combined statement of earnings (loss) for the sixteen weeks ended January 23, 2022 presented herein are based on the historical financial statements of Jack in the Box and Del Taco. While Jack in the Box and Del Taco have different fiscal period ends, Rule 11-02(c)(3) of Regulation S-X permits fiscal period ends to be within 93 days of the acquirer and acquiree, and thus the following financial information was combined:
●
The unaudited pro forma condensed combined balance sheet as of January 23, 2022 is presented as if the Debt Financing and the Merger had occurred on January 23, 2022 and combines the historical unaudited condensed consolidated balance sheet of Jack in the Box as of January 23, 2022 with the historical audited consolidated balance sheet of Del Taco as of December 28, 2021.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

●
The unaudited pro forma condensed combined statement of earnings (loss) for the year ended October 3, 2021 has been prepared as if the Debt Financing and the Merger had occurred on September 28, 2020, the first day of the beginning of Jack in the Box’s fiscal year 2021 and the beginning of Jack in the Box’s annual period presented, and combines Jack in the Box’s historical audited consolidated statement of earnings (loss) for the fiscal year ended October 3, 2021 with Del Taco’s historical unaudited consolidated statement of comprehensive income (loss) for the fifty-two weeks ended September 7, 2021 (which is prepared from Del Taco’s Current Report on Form 8-K dated March 8, 2021 and Quarterly Report on Form 10-Q for the period ended September 7, 2021).

●
The unaudited pro forma condensed combined statement of earnings (loss) for the sixteen weeks ended January 23, 2022 has been prepared as if the Debt Financing and the Merger had occurred on September 28, 2020 and combines Jack in the Box’s historical unaudited condensed consolidated statement of earnings (loss) for the sixteen weeks ended January 23, 2022 with Del Taco’s historical unaudited consolidated statement of comprehensive income (loss) for the sixteen weeks ended December 28, 2021 (which is prepared from Del Taco’s Annual Report on Form 10-K for the year ended December 28, 2021 and Quarterly Report on Form 10-Q for the period ended September 7, 2021).

Note 2 – Jack in the Box and Del Taco Accounting Policy Alignment and Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Jack in the Box management performed an analysis of Del Taco’s financial information to identify differences in accounting policies as compared to those of Jack in the Box and differences in financial statement presentation as compared to the financial statement presentation of Jack in the Box. With the information currently available, Jack in the Box has determined that there are adjustments necessary to conform Del Taco’s financial statements to the accounting policies used by Jack in the Box. Additionally, certain reclassification adjustments have been made to conform Del Taco’s historical financial statement presentation to Jack in the Box’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from operations of Jack in the Box or Del Taco.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

a)
Refer to the table below for a summary of reclassification adjustments made to conform the presentation of Del Taco’s audited consolidated balance sheet as of December 28, 2021 with the presentation of Jack in the Box’s unaudited condensed consolidated balance sheet as of January 23, 2022.

(in thousands)	Del Taco's Historical Consolidated Balance Sheet Line Items	Jack in the Box's Historical Consolidated Balance Sheet Line Items	Del Taco Consolidated Balances as of December 28, 2021	Reclassification		Del Taco Consolidated Balances as of December 28, 2021
						Reclassed
	Assets	Assets
	Prepaid expenses and other current assets	Prepaid expenses	2,965	(124)		2,841
		Other current assets		124		124
	Property and equipment, net	Property and equipment, net	145,338	858		146,196
	Other assets, net	Other assets, net	7,107	(859)		6,248
	Liabilities and shareholders’ equity	Liabilities and stockholders’ deficit
	Accounts payable	Accounts payable	20,013	(1,083)	(a)	18,930
	Other accrued liabilities	Accrued liabilities	51,071	9,938	(a) (b) (c)	61,009
	Other non-current liabilities	Other long-term liabilities	16,838	(8,855)	(b) (c)	7,983
		Retained earnings		(115,241)		(115,241)
	Accumulated deficit		(115,241)	115,241		-

(a) Reclassification of $1.1 million of Accounts payable to Accrued liabilities.
(b) Reclassification of $0.1 million of Other accrued liabilities to Other long-term liabilities.
(c) Reclassification of $7.3 million of Other non-current liabilities to Accrued liabilities. Reclassification of $1.6 million of Other non-current liabilities to Accrued liabilities.

b)
Refer to the table below for a summary of adjustments made to conform the presentation of Del Taco’s unaudited consolidated statement of comprehensive income (loss) for the sixteen weeks ended December 28, 2021 with that of the presentation of Jack in the Box’s unaudited condensed consolidated statement of earnings for the sixteen weeks ended January 23, 2022.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands)	Del Taco's Historical Condensed Combined Statements of Comprehensive Income (Loss) Line Items	Jack in the Box's Condensed Consolidated Statements of Earnings (Loss) Line Items	Del Taco Sixteen Weeks Ended December 28, 2021	Reclassification		Del Taco Sixteen Weeks Ended December 28, 2021
						Reclassed
	Revenue:	Revenue:
	Franchise sublease and other income	Franchise rental revenues	2,704	(422)	(a)	2,282
	Franchise advertising contributions	Franchise contributions for advertising and other services	5,463	509		5,972
	Franchise revenue	Franchise royalties and other	7,275	(498)		6,777
	Operating expenses:	Operating costs and expenses, net:
	Labor and related expenses	Payroll and employee benefits	49,983	685	(b) (m)	50,668
	Occupancy and other operating expenses	Occupancy and other	35,426	(6,138)	(b) (c) (n)	29,288
	Occupancy and other - franchise subleases and other	Franchise occupancy expenses	2,502	(310)	(e)	2,192
	General and administrative	Selling, general, and administrative expenses	17,809	4,987	(c) (d) (f) (k) (l) (m) (n) (o)	22,796
	Franchise advertising expenses	Franchise advertising and other services expenses	5,463	484	(e) (o)	5,947
	Depreciation and amortization	Depreciation and amortization	8,251	(637)	(l)	7,614
		Franchise support and other costs		450	(d)	450
	Pre-opening costs		275	(275)	(f)	-
	Impairment of long-lived assets		9,115	(9,115)	(g)	-
		Other operating expenses (income), net		12,456	(a) (g) (h) (i) (j)	12,456
	Restaurant closure charges, net		877	(877)	(h)	-

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Loss on disposal of assets and adjustments to assets held for sale, net		802	(802)	(i)	-
Other expense (income), net:
Interest expense	Interest expense, net	811	5		816
Transaction-related costs		2,071	(2,071)	(j)	-
Other income		(749)	749	(k)	-

(a) Reclassification of $0.4 million of Franchise sublease and other income to Other operating expenses (income), net.
(b) Reclassification of $0.3 million of Occupancy and other operating expenses to Payroll and employee benefits.
(c) Reclassification of $6.4 million of Occupancy and other operating expenses to Selling, general, and administrative expenses.
(d) Reclassification of $0.4 million of General and administrative to Franchise support and other costs.
(e) Reclassification of $0.3 million of Occupancy and other - franchise sublease and other to Franchise advertising and other services expenses.
(f) Reclassification of $0.3 million of Pre-opening costs to Selling, general, and administrative expenses.
(g) Reclassification of $9.1 million of Impairment of long-lived assets to Other operating expenses (income), net.
(h) Reclassification of $0.9 million of Restaurant closure charges, net to Other operating expenses (income), net.
(i) Reclassification of $0.8 million of Loss on disposal of assets and adjustments to assets held for sale, net to Other operating expenses (income), net.
(j) Reclassification of $2.1 million of Transaction-related costs to Other operating expenses (income), net.
(k) Reclassification of $0.7 million of Other income to Selling, general, and administrative expenses.
(l) Reclassification of $0.6 million of Depreciation and amortization to Selling, general, and administrative expenses.
(m) Reclassification of $0.4 million of Labor and related expenses to Selling, general, and administrative expenses.
(n) Reclassification of $0.2 million of General and administrative to Occupancy and other.
(o) Reclassification of $0.2 million of General and administrative to Franchise advertising and other services expenses.

c)
Refer to the table below for a summary of adjustments made to conform the presentation of Del Taco’s unaudited consolidated statements of comprehensive income (loss) for the sixteen weeks ended December 29, 2020 and for the thirty-six weeks ended September 7, 2021 with the presentation of Jack in the Box’s audited consolidated statement of earnings for the year ended October 3, 2021.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands)	Del Taco's Historical Consolidated Statements of Comprehensive Income (Loss) Line Items	Jack in the Box's Historical Consolidated Statements of Earnings (Loss) Line Items	Del Taco Year Ended September 7, 2021	Reclassification		Del Taco Year Ended September 7, 2021
						Reclassed
	Revenue:	Revenue:
	Franchise sublease and other income	Franchise rental revenues	10,859	(3,489)	(b) (c)	7,370
	Franchise advertising contributions	Franchise contributions for advertising and other services	17,305	3,698	(a) (b)	21,003
	Franchise revenue	Franchise royalties and other	23,078	(1,347)	(a)	21,731
	Operating expenses:	Operating costs and expenses, net:
	Labor and related expenses	Payroll and employee benefits	156,120	884	(d) (n)	157,004
	Occupancy and other operating expenses	Occupancy and other	111,003	(18,801)	(d) (e) (o)	92,202
	Occupancy and other - franchise subleases and other	Franchise occupancy expenses	10,319	(3,264)	(g) (h)	7,055
	General and administrative	Selling, general, and administrative expenses	47,718	17,787	(e) (f) (i) (l) (m) (n) (o) (p)	65,505
	Franchise advertising expenses	Franchise advertising and other services expenses	17,305	3,788	(g) (p)	21,093
	Depreciation and amortization	Depreciation and amortization	26,074	(1,746)	(m)	24,328
		Franchise support and other costs		1,461	(f) (h)	1,461
	Pre-opening costs		519	(519)	(i)	-
		Other operating expenses (income), net	-	787	(c) (j) (k)	787
	Restaurant closure charges, net		2,130	(2,130)	(j)	-
	Loss on disposal of assets and adjustments to assets held for sale, net		(205)	205	(k)	-
	Other expense (income), net:					-
	Interest expense	Interest expense, net	3,163	35		3,198
	Other income		(373)	373	(l)	-

(a) Reclassification of $1.3 million of Franchise revenue to Franchise contributions for advertising and other services.
(b) Reclassification of $2.4 million of Franchise sublease and other income to Franchise contributions for advertising and other services.
(c) Reclassification of $1.1 million of Franchise sublease and other income to Other operating expenses (income), net.
(d) Reclassification of $0.6 million of Occupancy and other operating expenses to Payroll and employee benefits.
(e) Reclassification of $19.8 million of Occupancy and other operating expenses to Selling, general, and administrative expenses.
(f) Reclassification of $1.4 million of General and administrative to Franchise support and other costs.
(g) Reclassification of $3.2 million of Occupancy and other - franchise sublease and other to Franchise advertising and other services expenses.
(h) Reclassification of $0.1 million  of Occupancy and other - franchise sublease and other to Franchise support and other costs.
(i) Reclassification of $0.5 million of Pre-opening costs to Selling, general, and administrative expenses.
(j) Reclassification of $2.1 million of Restaurant closure charges, net to Other operating expenses (income), net.
(k) Reclassification of $0.2 million  of Loss on disposal of assets and adjustments to assets held for sale, net to Other operating expenses (income), net.
(l) Reclassification of $0.4 million of Other income to Selling, general, and administrative expenses.
(m) Reclassification of $1.7 million of Depreciation and amortization to Selling, general, and administrative expenses.
(n) Reclassification of $0.3 million of Labor and related expenses to Selling, general, and administrative expenses.
(o) Reclassification of $0.6 million of General and administrative to Occupancy and other.
(p) Reclassification of $0.6 million of General and administrative to Franchise advertising and other services expenses.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

d)
Represents alignment of Del Taco’s accounting policy to Jack in the Box related to franchise advertising contributions to a marketing fund. Del Taco and Jack in the Box’s franchise advertising contributions consist of a percentage of franchise restaurant's sales paid to each company for advertising and promotional services that each company provides. Jack in the Box’s policy for contributions to their marketing fund are based on a percentage of sales and recognized as earned. When contributions to the marketing fund exceed the related advertising expenses, advertising costs are accrued up to the amount of revenues on an annual basis since Jack in the Box contractually obligated to spend these funds.

Note 3 – Preliminary Purchase Consideration Allocation
(a) Aggregate Purchase Consideration
Reflects the total consideration of $593.3 million related to the Merger. The calculation of the purchase consideration is based on the terms of the Merger Agreement.
The aggregate purchase consideration is as follows:
Purchase Consideration (in thousands, except Merger Consideration)	Amount
Del Taco shares outstanding as of March 8, 2022	36,442
Del Taco RSAs subject to accelerated vesting	805
Del Taco RSUs subject to accelerated vesting	70
Del Taco options subject to accelerated vesting	292
Total Del Taco shares outstanding	37,610
Merger Consideration (dollar amount per Del Taco share) (1)	$12.51
Total cash consideration paid to selling shareholders	$470,500
Del Taco transaction costs paid by Jack in the Box (2)	7,141
Del Taco closing indebtedness settled by Jack in the Box (3)	115,219
Replacement share-based payment awards pre-combination vesting expense (4)	449
Aggregate purchase consideration	$593,309

(1) The cash consideration paid for each Del Taco option was determined by calculating the excess, if any, of the Merger Consideration over the per share exercise price of such Del Taco option.
(2) Represents the portion of Del Taco merger-related transaction costs that were paid at the Closing Date by Jack in the Box.
(3) Represents the closing indebtedness of Del Taco’s existing debt that was paid at the Closing Date by Jack in the Box.
(4) Represents the fair value of the portion of replacement share-based payment awards that relates to pre-combination vesting.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(b) Preliminary Aggregate Purchase Consideration Allocation

The preliminary aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the preliminary aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Jack in the Box management’s preliminary estimate of their respective fair values:

Preliminary Aggregate Purchase Consideration Allocation (in thousands)	Amount
Total aggregate purchase consideration, net of $13,078 cash acquired	$580,231
Assets:
Accounts and other receivables, net	4,430
Inventories	3,091
Prepaid expenses	2,830
Other current assets	124
Property and equipment, net	150,817
Operating lease right-of-use assets	349,489
Intangible assets, net	12,371
Trademarks	283,500
Other assets, net	4,672

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Liabilities:
Current maturities of long-term debt	22
Current operating lease liabilities	22,001
Accounts payable	18,930
Accrued liabilities	62,759
Long-term debt, net of current maturities	354
Long-term operating lease liabilities, net of current portion	302,689
Deferred income taxes	94,128
Other long-term liabilities	13,059
Net assets acquired, excluding goodwill	297,383
Goodwill	282,848
Less: historical Del Taco goodwill	(108,979)
Pro forma goodwill adjustment	$173,869

The preliminary aggregate purchase consideration allocation above reflects the adjustment to goodwill of $173.9 million. Goodwill represents the excess of the aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Merger. The actual amount of goodwill to be recorded in connection with the Merger is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments – Acquisition column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined balance sheet as of January 23, 2022 are as follows:
(a) Reflects adjustment to Cash for the Debt Financing, settlement of historical Jack in the Box debt, cash paid to acquire Del Taco (refer to Note 3—Aggregate Purchase Consideration), and buyer transaction costs of $8.0 million that were paid in connection with the Merger by Jack in the Box. The pro forma adjustment is calculated as follows:

Cash (in thousands)	Amount
Pro forma transaction accounting adjustments – financing:
Cash from new Debt Financing, net of debt issuance costs (1)	$1,138,323
Restricted cash released from deposit with Trustee	5,243
Cash paid to settle historical Jack in the Box debt, including any accrued and unpaid interest, and make-whole prepayment premium	(576,728)
Net pro forma transaction accounting adjustment – financing to cash	$566,838
Pro forma transaction accounting adjustments – acquisition:
Proceeds from the Del Taco’s existing debt incurred after January 23, 2022	$8,000
Transaction costs related to the Merger (2)	(8,005)
Cash paid to acquire Del Taco	(592,860)
Net pro forma transaction accounting adjustment – acquisition to cash	$(592,865)

(1) This includes the proceeds from the Del Taco Revolver, net of unamortized debt issuance costs as presented in Other assets, net, for Del Taco’s day-to-day business operations.
(2) These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs associated with the Merger as presented in Accrued liabilities prior to settlement on the Closing Date.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(b) Reflects the adjustment to step-up acquired intangible assets to their estimated acquisition-date fair values based upon a preliminary valuation. The trade name was valued using the relief from royalty method of the income approach, which was applied by discounting the after-tax royalties avoided by owning the trade name to present value. The key inputs and assumptions included the Company's estimates of the projected system wide sales, royalty rate and discount rate applicable to the trade name. The franchise and development agreements were valued using the income approach, which was applied by discounting the projected after-tax cash flows associated with the agreements to present value. The key inputs and assumptions included the Company's estimates of the projected royalties received under the existing franchise and development agreements (including the impact of franchise churn) and the applicable discount rate. The favorable and unfavorable subleases were valued using the income approach, which was applied by discounting the differential between the market rent and contract rent to present value. The key inputs and assumptions included the Company's estimates of the market rent, contract rent and discount rate applicable to the favorable and unfavorable subleases. The pro forma adjustment is calculated as follows:

Intangibles (in thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Preliminary fair value of trade name (1)	$283,500
Elimination of Del Taco's historical net book value of trade name	(208,400)
Net pro forma transaction accounting adjustment – acquisition to trademarks	$75,100

Intangible assets remeasured at fair value:
Franchise contracts (1)	$9,700
Unfavorable subleases (2)	2,671
Preliminary fair value of acquired intangibles	12,371
Elimination of Del Taco's historical net book value of intangible assets	(8,507)
Net pro forma transaction accounting adjustment – acquisition to intangible assets, net	$3,864

(1) The expected useful lives of the franchise contracts and the unfavorable subleases are 18.0 years and 13.3 years, respectively. The trade name is considered an indefinite-lived intangible asset.
(2) A net adjustment of $4.7 million was made to Other long-term liabilities related to the step-up in fair value of the acquired favorable subleases. Refer to Note 4(l) for additional information related to this adjustment.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(c) Reflects the adjustment to step-up acquired property and equipment to their estimated acquisition-date fair values based upon a preliminary valuation. The pro forma adjustment is calculated as follows:
Property and equipment, net (in thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Preliminary fair value of acquired property and equipment (1)	$150,817
Elimination of Del Taco's historical net book value of property and equipment, at cost	(270,995)
Elimination of Del Taco's historical net book value of accumulated depreciation and amortization	124,798
Net pro forma transaction accounting adjustments – acquisition to property and equipment, net	$4,620

(1) This includes an adjustment of $0.5 million related to the step-up in fair value of acquired asset retirement obligations.

(d) Preliminary goodwill adjustment of $173.9 million, which represents the elimination of historical goodwill and excess of the aggregate purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.
Goodwill (in thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Goodwill per preliminary aggregate purchase consideration allocation (Note 3)	$282,848
Elimination of Del Taco's historical goodwill	(108,979)
Net pro forma transaction accounting adjustment – acquisition to goodwill	$173,869

(e) Reflects deferred taxes resulting from pro forma fair value adjustments primarily related to the acquired intangibles based on the applicable statutory tax rate in effect of approximately 26% with the respective estimated preliminary aggregate purchase consideration allocation of $593.3 million. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(f) Reflects the issuance of the Class A-2 Notes and Variable Funding Notes, net of unamortized debt issuance costs, to fund the Merger as well as the Del Taco Revolver, net of unamortized debt issuance costs, for Del Taco’s day-to-day business operations. Jack in the Box incurred approximately $1,150.0 million of gross indebtedness to fund the Merger. The pro forma adjustment is calculated as follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Proceeds from New Debt Financing (in thousands)	Amount
Pro forma transaction accounting adjustments – financing:
Gross proceeds from new Debt Financing:
Class A-2-I Notes	$550,000
Class A-2-II Notes	550,000
Class A-1 Variable Funding Notes	50,000
Del Taco Revolving Facility	6,000
Debt issuance costs related to new Debt Financing (1)	(17,677)
Pro forma transaction accounting adjustments – financing to debt	$1,138,323

Pro forma transaction accounting adjustments – financing to debt:
Current maturities of long-term debt (2)	$29,750
Long-term debt, net of current maturities	$1,109,713
Pro forma transaction accounting adjustments – financing to other assets:
Other assets, net (1)	$1,140

(1) Other assets, net represents $1.1 million of fees related to the establishment of the $150.0 million Variable Funding Notes and the $75.0 million Del Taco Revolver.
(2) Current maturities of long-term debt include $7.3 million of quarterly amortization payments that became due within the next twelve months as a result of the Debt Financing and is related to Jack in the Box’s existing debt.

(g) Reflects the settlement of historical Jack in the Box debt and Del Taco’s existing debt. The pro forma adjustment is calculated as follows:
Settlement of Historical Debt (in thousands)	Amount
Pro forma transaction accounting adjustments – financing:
Pro forma transaction accounting adjustments – Settlement of historical Jack in the Box debt:
Removal of outstanding principal balance, net of unamortized debt issuance costs at Closing to long-term debt, net of current maturities	$(565,742)
Removal of bridge financing to other assets, net	(2,125)
Interest expense after January 23, 2022 but prior to settlement related to historical Jack in the Box debt to accrued liabilities	1,125
Removal of accrued interest to accrued liabilities	(5,243)
Net pro forma adjustment	$(571,895)
Pro forma transaction accounting adjustments – acquisition:
Pro forma transaction accounting adjustments – Settlement of Del Taco’s existing debt:
Proceeds from the Del Taco’s existing debt incurred after January 23, 2022 to long-term debt, net of current maturities (1)	$8,000
Removal of outstanding principal balance, net of unamortized debt issuance costs at Closing to long-term debt, net of current maturities (1)	(114,263)
Removal of accrued interest to accrued liabilities	(219)
Net pro forma adjustment	$(106,482)

(1) An adjustment of $ 8.0 million was recorded to Cash and Long-term debt, net of current maturities and less than $0.1 million was recorded to Accrued liabilities and Retained earnings to reflect the additional activity incurred after January 23, 2022 but prior to the Closing Date related Del Taco’s existing debt, as these amounts were a component of $115.2 million paid at the Closing Date by Jack in the Box.  Refer to Note 4(j) for the remaining adjustment to Long-term debt, net of current maturities.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(h) Reflects the elimination of Del Taco’s historical equity.
(i) Reflects the adjustment to Accrued liabilities and Retained earnings of $10.5 million and $2.0 million related to the incurrence of incremental Jack in the Box transaction costs and Del Taco transaction costs, respectively, that were incurred subsequent to January 23, 2022.  Refer to Note 3—Aggregate Purchase Consideration for an explanation of the treatment of the incremental Del Taco transaction costs that were incurred subsequent to January 23, 2022.

(j) Reflects the adjustment to reset the acquired operating right-of-use assets and lease liabilities to their estimated acquisition-date values based upon a preliminary valuation of related lease intangibles and remaining lease payments. The pro forma adjustment is calculated as follows:
Leases (in thousands)	Historical Del Taco Balance	Opening Balance Sheet Amount (1)	Pro Forma Transaction Accounting Adjustment – Acquisition (2)
Operating lease right-of-use asset	$233,960	$349,489	$115,529
Current operating lease liabilities	$24,328	$22,002	$(2,327)
Long-term operating lease liabilities, net of current portion	$239,476	$302,688	$63,213

(1) Refer to Note 3—Aggregate Purchase Consideration for a preliminary allocation of acquisition accounting, inclusive of the amounts at which Del Taco's leases will be recorded to the opening balance sheet.
(2) Adjustments to record the right-of-use asset and lease liability balances based upon amounts determined upon the application of acquisition accounting. An adjustment to remove balances of less than $0.1 million in total was made to Current maturities of long-term debt, Long-term debt, net of current maturities and Prepaid expenses as a result of the remeasurement of the right-of-use asset and lease liability balances.

(k) Adjustment reflects the reclassification of Jack in the Box’s deferred tax asset balance to deferred tax liability to present total combined company deferred taxes in a net position.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(l) Reflects the adjustment to step-up the acquired favorable subleases and the acquired asset retirement obligations to their estimated acquisition-date values based upon a preliminary valuation derived using the income approach. The pro forma adjustment is calculated as follows:
Other long-term liabilities (in thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Preliminary fair value of favorable subleases (1)	$5,985
Elimination of Del Taco's historical favorable subleases, net (1)	(1,264)
Preliminary fair value of asset retirement obligations (2)	562
Elimination of Del Taco’s historical asset retirement obligations (2)	(207)
Net pro forma transaction accounting adjustment – acquisition to other long-term liabilities	$5,076

(1) A net adjustment of $1.2 million was made to Intangibles, net related to the step-up in fair value of the acquired unfavorable subleases. Refer to Note 4(b) for additional information related to this adjustment.
(2) A net adjustment of $0.5 million was made to Property and equipment, at cost related to the step-up in fair value of acquired asset retirement obligations. Refer to Note 4(c) for additional information related to this adjustment.
(m) Reflects the elimination of Del Taco’s historical deferred rent.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Earnings (Loss)
Adjustments included in the Transaction Accounting Adjustments – Acquisition column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined statements of earnings (loss) for the sixteen weeks ended January 23, 2022 and the fiscal year ended October 3, 2021 are as follows:
(a) Reflects the adjustments to Operating costs and expenses, net to include (i) the removal of historical depreciation of property and equipment, amortization of intangibles and rent expense of operating right-of-use assets and operating lease liabilities, (ii) the anticipated depreciation of the estimated fair value of property and equipment, amortization of the estimated fair value of intangibles and rent expense of the estimated remeasurement of the operating right-of-use assets and operating lease liabilities, (iii) additional transaction costs incurred subsequent to January 23, 2022 associated with the Merger, (iv) incremental share-based compensation expense due to accelerated vesting as a result of the Merger, and (v) incremental stock-based compensation expense for replacement non-accelerating RSAs as a result of modifying the replacement non-accelerating RSAs immediately after the Closing Date. Any one-time costs associated with the Merger are reflected as if those transaction expenses were incurred in the beginning of the fiscal year ended October 3, 2021.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Operating costs and expenses, net (in thousands)	For the Sixteen Weeks Ended January 23, 2022	For the Year Ended October 3, 2021
Pro forma transaction accounting adjustments – acquisition:
Property and equipment, net depreciation step-up	$(1,940)	$(5,729)
Intangible assets, net amortization step-up	(167)	(699)
Net rent expense of remeasured operating lease right-of-use asset and operating lease liabilities	1,153	4,222
Transaction costs (1)	-	19,684
Share-based compensation expense due to accelerated vesting (2)	-	6,871
Replacement share-based payment awards incremental compensation expense (3)	-	550
Net pro forma transaction accounting adjustments – acquisition to operating costs and expenses, net	$(954)	$24,899

(1) Represents additional transaction costs incurred by both Jack in the Box and Del Taco subsequent to January 23, 2022 related to the Merger. These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs associated with the Merger.
(2) Represents the accelerated vesting of the awards associated with Del Taco’s historical stock-based compensation plan. These awards fully vest upon a qualifying event (i.e., a change in control), which was recognized upon the closing of the Merger. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to recur.
(3) Represents additional recurring compensation expense related to the modification of the Del Taco’s replacement non-accelerating RSAs. Upon completion of Merger, these replacement non-accelerating RSAs were modified to accelerate the remaining vesting period to be one year following the Closing Date. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to recur.

(b) Reflects the adjustments to Interest expense, net related to the Debt Financing as well as the removal of historical interest expense related to the debt settled, release of a bridge financing commitment fee for bridge financing that was not required, and recognition of deferred financing costs related to Jack in the Box’s existing debt and Del Taco’s existing debt (which were settled at the Closing Date). The adjustment was calculated as follows:
Interest expense, net (in thousands)	For the Sixteen Weeks Ended January 23, 2022	For the Year Ended October 3, 2021
Pro forma transaction accounting adjustments – financing:
New interest expense on transaction financing (1)
2022 Class A-2-I Notes	$5,784	$19,025
2022 Class A-2-II Notes	6,944	22,842
2022 Class A-2-I Variable Funding Notes	680	2,210
Del Taco Revolving Facility (2)	-	426
Amortization of deferred financing costs (1)	920	3,345
Less: Removal of historical interest expense	(8,856)	(29,740)
Plus: Make-whole prepayment premium as a result of the settlement of the historical Jack in the Box debt	-	798
Plus: Removal bridge financing commitment fee	-	2,125
Plus: Recognition of historical deferred financing costs as a result of the settlement of the historical Jack in the Box and Del Taco debt	-	5,682
Net pro forma transaction accounting adjustments – financing to interest expense, net	$5,473	$26,714

(1) Reflects the interest expense and amortization of debt issuance costs associated with the Debt Financing. The interest expense recognized in the unaudited pro forma condensed combined statement of earnings (loss) reflects an interest rate of 3.4% for the Class A-2-I Notes, 4.1% for the Class A-2-II Notes, 4.6% for the Variable Funding Notes and 5.1% for the Del Taco Revolver. The Class A-2 Notes have fixed interest rates while the actual interest rates on the Variable Funding Notes and Del Taco Revolver may vary significantly from the pro forma amounts for various reasons, including prevailing interest rates, market conditions and other factors.
(2) As of the Closing Date, it is anticipated that the principal and interest of the Del Taco Revolver will be repaid in full on or prior to one year from the inception date. The unaudited pro forma condensed combined financial information assumes repayment to be one year from the inception date.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
A sensitivity analysis on interest expense for the year ended October 3, 2021 and the sixteen weeks ended January 23, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Variable Funding Notes and Del Taco Revolver with a variable interest rate. The following table shows the change in the interest expense for the aforementioned facilities:
Sensitivity (in thousands)	For the Sixteen Weeks Ended January 23, 2022	For the Year Ended October 3, 2021
Change in interest expense assuming:
Increase of 0.125%	$2	$6
Decrease of 0.125%	$(2)	$(6)
(c) Reflects the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of approximately 26% for the year ended October 3, 2021 and for the sixteen weeks ended January 23, 2022, adjusted for any estimated non-deductible transaction costs. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Merger, including cash needs, the geographical mix of income and changes in tax law.
(d) The following tables calculate the weighted average shares outstanding to determine the pro forma combined basic and diluted earnings per share, which is adjusted to reflect the pro forma net income for the year ended October 3, 2021 and for the sixteen weeks ended January 23, 2022 as presented on the unaudited pro forma condensed combined statement of earnings. To note, the weighted average shares outstanding for the period have been adjusted to give effect to Del Taco’s replacement non-accelerating RSAs in connection with the Merger.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Earnings per Share – Basic (in thousands)	For the Sixteen Weeks Ended January 23, 2022	For the Year Ended October 3, 2021
Pro forma weighted average shares – basic
Historical Jack in the Box weighted average shares – basic	21,205	22,402
Del Taco's replacement non-accelerating RSAs	21	11
Pro forma weighted average shares – basic	21,226	22,413

Earnings per Share – Diluted (in thousands)	For the Sixteen Weeks Ended January 23, 2022	For the Year Ended October 3, 2021
Pro forma weighted average shares – diluted
Historical Jack in the Box weighted average shares – basic	21,226	22,413
Effect of dilution due to nonvested stock awards and units	40	62
Effect of dilution due to stock options	2	9
Effect of dilution due to performance share awards	-	5
Pro forma weighted average shares – diluted	21,268	22,489

(e) Reflects adjustment to Franchise rental income to include (i) the removal of historical amortization related to favorable and unfavorable subleases and (ii) the anticipated amortization of the estimated fair value of favorable and unfavorable subleases.